UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 28, 2012

Digital Domain Media Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-35325	27-0449505
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10250 SW Village Parkway, Port St. Lucie, Florida	34987
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (772) 345-8000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

As previously disclosed on a Current Report on Form 8-K filed by Digital Domain Media Group, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on May 8, 2012, the Company issued and sold to a group of institutional investors (the “Senior Noteholders”) senior secured convertible notes in an original aggregate principal amount of $35 million, convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to the terms thereof, and warrants to purchase shares of Common Stock.  The foregoing transactions were consummated on May 8, 2012.

Pursuant to the terms of the registration rights agreements that the Company entered into with the Senior Noteholders and with certain other holders of the Company’s securities, the Company filed with the SEC a Registration Statement on Form S-1 on June 11, 2012, as amended by Amendment No. 1 thereto filed with the SEC on June 13, 2012 and Amendment No. 2 thereto filed with the SEC on July 20, 2012 (collectively, the “Registration Statement”).  As amended through July 20, 2012, the Registration Statement covered 26,144,274 shares of Common Stock, 18,952,678 of which represented shares of Common Stock issued or issuable to the Senior Noteholders and their affiliates.

On August 2, 2012, the Company was informed by the staff of the SEC (the “Staff”) that, due to the large number of shares originally proposed to be covered by the Registration Statement compared to the number of outstanding shares held by the Company’s non-affiliates, and the nature of the offering and the selling shareholders described in the prospectus contained in the Registration Statement, the offering originally described in such prospectus appeared to the Staff to be a primary offering and as such not eligible to be conducted on a continuous or delayed basis pursuant to Rule 415(a)(1)(i) of the Securities Act of 1933, as amended.

In response to the position enunciated by the Staff, each of the Senior Noteholders has withdrawn its request to have the shares of Common Stock issued or issuable to it or its affiliates, or any portion thereof, included in the Registration Statement; accordingly, the Company intends to exclude all such shares of Common Stock from any future amendment to the Registration Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Domain Media Group, Inc.

Dated: August 28, 2012	By:	/s/ John C. Textor
John C. Textor
Chief Executive Officer and
Chairman of the Board of Directors